Exhibit 10.2

Second Amendment to the Amended and Restated License Agreement made effective on March 1, 2010 between the Purdue Research Foundation and Endocyte, Inc. (“Agreement”)

This second amendment (“Amendment”), made and entered effective as of the 1st day of March, 2010 (the “Effective Date”) between Endocyte, Inc., with a place of business at 3000 Kent Avenue, Suite A1-100, West Lafayette, IN 47906 (“Client”), and, Purdue Research Foundation, having a place of business at 1281 Win Hentschel Blvd., West Lafayette, IN 47906.

WHEREAS, the name of the party Endocyte, Inc. is incorrectly referred to as “Endocyte Corporation” in the Agreement, the parties desire to amend the Agreement to correct the error and agree to the following amendments to the Agreement:

1.	All references to “Endocyte Corporation” shall be amended to read “Endocyte, Inc.”

2.	All other terms and conditions of the Agreement remain unchanged and in effect.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed, or caused to be executed, this Amendment as of the Effective Date.  The undersigned further asserts that he/she possesses the actual authority to enter into this Amendment on behalf of his/her corporation or business entity.

Agreed to and Accepted:

Purdue Research FoundationEndocyte

By: _/s/ Emily G. Najem___    __By: __/s/ P. Ron Ellis_ _________

   SignatureSignature

______Emily G. Najem        _________P. Ron Ellis            _________

Printed NamePrinted Name

_____Corporate Counsel_    ________President and CEO________

TitleTitle

________July 23, 2015__ ___________ July 23, 2015____________

DateDate